Exhibit 10.6

AMENDMENT TO SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

AGREEMENT FOR KIRK D. FOX

This Amendment to the Supplemental Executive Retirement Plan Agreement for Kirk D. Fox entered into between Kirk D. Fox (“Fox”) and Halifax National Bank (“Bank”) dated March 29, 2007 is made this 18th day of June, 2008.

WHEREAS, Bank and Fox entered into a Supplemental Executive Retirement Agreement dated March 29, 2007 (“SERP Agreement”);

WHEREAS, Section 2.4 of the SERP Agreement provides “[u]pon the occurrence of change of control as defined herein, any supplemental executive retirement plan which the Employee is a participant shall be fully funded by the Bank and the Employee shall become fully vested.”

WHEREAS, First Perry Bancorp, Inc. (“First Perry”) and HNB Bancorp, Inc. (“HNB”) intend to enter into an Agreement and Plan of Consolidation on or about June 18, 2008 (“Consolidation Agreement”) pursuant to which First Perry and HNB shall consolidate into a new holding company (the “Consolidation”);

WHEREAS, the parties wish to amend Section 2.4 of the SERP Agreement to provide that the SERP Agreement shall not vest fully upon a change of control, but shall fully vest upon any subsequent termination of employment subsequent to the Consolidation.

NOW, THEREFORE, in consideration of the covenants hereinafter set forth, and intending to be legally bound hereby, the Parties agree, effective the date hereof, as follows:

1. Section 2.4 shall be amended to provide:

2.4 Change of Control. Upon the occurrence of a change of control as defined herein, any supplemental executive retirement plan which the Employee is a participant shall be fully funded by the Bank and the Employee shall become fully vested; provided however, upon the effective date of the Agreement and Plan of Consolidation between First Perry Bancorp, Inc. and HNB Bancorp, Inc. (as defined in the Consolidation Agreement), Employee shall not become fully vested and the plan shall not be fully funded by the Bank until the Employee’s employment is subsequently terminated for any reason, including death, by either party. Until such time as Employee’s employment is terminated, the SERP Agreement shall vest upon the vesting schedule provided in Section 2.2.

IN WITNESS WHEREOF, the Parties, intending to be legally bound hereby, have caused this Amendment to be duly executed in their respective names or by their authorized representative, on the day and year first above written.

ATTEST:	HNB BANCORP, INC.

By:

HALIFAX NATIONAL BANK

By:

EXECUTIVE

Kirk D. Fox